Shire Pharmaceuticals Group plc
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Shire receives US FDA approval of EQUETROTM for Bipolar Disorder

Basingstoke, UK and Philadelphia, US 13 December 2004 – Shire Pharmaceuticals Group plc (LSE: SHP, NASDAQ: SHPGY, TSX: SHQ) announces that the US Food & Drug Administration (FDA) has approved EQUETROTM (extended-release carbamazepine capsules), previously known as SPD417, for the treatment of patients with Bipolar Disorder, ten months after submission.

Bipolar Disorder is one of the six leading mental disorders worldwide, according to the World Health Organization.i Each year, it is estimated that more than 2 million American adultsii, iii, about 1 percent of the population age 18 and older,iv are afflicted with Bipolar Disorder, also known as manic depression. Of the 750,000 currently diagnosed, about 650,000 are treated. The bipolar market in the United States is currently valued at about $1.9bn and is expected to grow to $2.4bn by 2007**.

Bipolar Disorder is characterized by episodes of mania and depression, with periods of normal mood in between. The disorder can have devastating effects on an individual’s life, although proper diagnosis and earlier treatment can usually alter the course of the illness.

EQUETRO significantly reduces the manic symptoms in Bipolar patients. Additionally, in clinical trials, patients treated with the product demonstrated no clinically significant weight gain or increase in blood glucose levels, thereby creating an effective tolerability profile*. The unique three-bead extended release delivery system of Equetro provides for convenient administration as well. Available in 100, 200 and 300mg dosage strengths, it is the only carbamazepine formulation proven effective for patients with Bipolar Disorder.

EQUETRO has a formulation patent that runs until 2011 and will have three years market exclusivity under the US Hatch-Waxman Act. It will be available for prescribing in the US in the first quarter of 2005.

Matthew Emmens, Chief Executive of Shire commented:

“Bipolar Disorder is a debilitating condition that affects the patient and their family members. EQUETRO TM brings a new choice of treatment that can make a real difference to the lives of those who suffer from this distressing and serious illness.

“This is the sixth*** regulatory approval that Shire has received in 2004. It demonstrates the quality of our late stage pipeline and the competence of our R&D team. Approval of EQUETRO enables Shire to bring its established expertise in CNS to this large and increasingly recognized market.”

Richard H. Weisler, M.D., primary investigator of two EQUETRO clinical trials comments:

"The approval of the extended-release carbamazepine capsule, EQUETROTM , with an improved tolerability profile allows for a more rapid dosage titration that should provide physicians with a powerful new treatment option. EQUETRO demonstrates significant reduction of manic symptoms in both manic and mixed patients as early as the first week of treatment. EQUETRO showed improvement in treating depressive symptoms in mixed patients who suffer both significant depression and mania at the same time. Having a new drug treatment option that is effective for bipolar disorder without causing significant weight gain or blood sugar changes is a very important addition to our armamentarium."

Dr. Weisler is an adjunct professor of psychiatry at University of North Carolina at Chapel Hill School of Medicine and an adjunct assistant professor of psychiatry and behavioral sciences at Duke University Medical Center.

For further information please contact:

Investor Relations

Cléa Rosenfeld (UK and Europe)	+	44 1256 894 160
Brian Piper (US and Canada)	+	1 484 595 8252

Media

Jessica Mann (UK and Europe)	+	44 1256 894 280
Matthew Cabrey (US)	+	1 484 595 8248

Notes to editors

EQUETROTM is indicated for the treatment of acute manic and mixed episodes associated with Bipolar I Disorder.

*An analysis of pooled data from two identically designed, three-week, double-blind, placebo-controlled phase III trials of EQUETRO monotherapy in patients initially requiring hospitalisation. The trial involved 443 patients aged 18 to 76 with a Diagnostic and Statistical Manual of Mental Disorders, Fourth Edition (DSM-IV) diagnosis of bipolar disorder (current episode manic or mixed) who were randomised to double-blind treatment with either EQUETRO or placebo.

The pooled analysis revealed that by the end of the trials, EQUETRO patients, both manic and mixed, experienced significant reductions in Young Mania Rating Scale total scores as well as significant improvements in Clinical Global Impression-Severity and Clinical Global Impression-Improvement scores. Also, EQUETRO-treated mixed patients experienced total score improvements on the Hamilton Depression Rating Scale. Investigators measured the safety and tolerability of EQUETRO by measuring participants’ weight, blood glucose, cholesterol and interval between heartbeats, as well as adverse event monitoring. Dr. Weisler reported the pooled data analysis Nov. 18, 2004 at the 17th annual U.S. Psychiatric and Mental Health Congress in San Diego, California.

**Decision Resources report on Bipolar Disorder Feb 2003

***other Shire regulatory approvals in 2004: FOSRENOL Sweden; ADDERALL XR for adults; PENTASA 500mg; FOSRENOL US; XAGRID EU

Shire Pharmaceuticals Group plc

Shire Pharmaceuticals Group plc (Shire) is a global specialty pharmaceutical company with a strategic focus on meeting the needs of the specialist physician and currently focuses on developing projects and marketing products in the areas of central nervous system (CNS), gastrointestinal (GI), and renal diseases.

Shire has operations in the world’s key pharmaceutical markets (US, Canada, UK, France, Italy, Spain and Germany) as well as a specialist drug delivery unit in the US.

For further information on Shire, please visit the Company’s website: www.shire.com

THE “SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialization, the impact of competitive products, including, but not limited to, the impact of those on Shire’s Attention Deficit & Hyperactivity Disorder (ADHD) franchise, patents, including but not limited to, legal challenges relating to Shire’s ADHD franchise, government regulation and approval, including but not limited to the expected product approval date of METHYPATCH® (methylphenidate), Shire’s ability to secure new products for development, the implementation of the current reorganization and other risks and uncertainties detailed from time to time in Shire’s filings, including its Annual Report on Form 10-K for the year ended December 31, 2003, with the Securities and Exchange Commission.

i “Investing in mental health,” The Department of Mental Health and Substance Dependence, Noncommunicable Diseases and Mental Health, World Health Organization, Geneva. 2003. ISBN 92 4 156257 9 Accessed at http://www.who.int/mental_health/media/en/investing_mnh.pdf on Nov. 29, 2004. ii Narrow WE. One-year prevalence of depressive disorders among adults 18 and over in the U.S.: NIMH ECA prospective data. Population estimates based on U.S. Census estimated residential population age 18 and over on July 1, 1998. Unpublished. Cited in “Bipolar Disorder,” National Institute of Mental Health, 2001. Accessed at http://www.nimh.nih.gov/publicat/bipolar.cfm#bp1 on Nov. 22, 2004. iii “What is Bipolar Disorder,” Bipolar Disorder, National Mental Health Association, February 2000. Access at http://www.nmha.org/infoctr/factsheets/76.cfm on Nov. 30, 2004. iv Regier DA, Narrow WE, Rae DS, et al. The de facto mental and addictive disorders service system. Epidemiologic Catchment Area prospective 1-year prevalence rates of disorders and services. Archives of General Psychiatry, 1993; 50(2): 85-94. Cited in “Bipolar Disorder,” National Institute of Mental Health, 2001. Accessed at http://www.nimh.nih.gov/publicat/bipolar.cfm#bp1 on Nov. 22, 2004.